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                                                                     EXHIBIT 2.1


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                   ACQUISITION AGREEMENT AND PLAN OF MERGER

                                 by and among

                       GenStar Therapeutics Corporation

                                      and

                          Allegro Cell Systems, Inc.


                                     dated


                                 May 15, 2000

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                   ACQUISITION AGREEMENT AND PLAN OF MERGER
                   ----------------------------------------

     This Acquisition Agreement and Plan of Merger (the "Agreement") is dated May 15, 2000, by and between GenStar Therapeutics Corporation, a Delaware corporation ("GenStar"), and Allegro Cell Systems, Inc., a Delaware corporation (the "Company").

     WHEREAS, GenStar is a duly incorporated Delaware corporation engaged in the business of developing gene therapy products for the treatment of hemophilia, cancer and other genetic disorders.

     WHEREAS, the Company is a duly incorporated Delaware corporation, with authorized capital stock consisting of 5,000,000 shares of Common Stock, $0.001 par value, of which 96,000 shares are duly and validly issued, outstanding and entitled to vote as of the date hereof.

     WHEREAS, the shareholders of the Company and the respective Boards of Directors of GenStar and the Company have approved the acquisition of the Company by GenStar via merger (the "Merger") of the Company with and into GenStar pursuant to the terms of this Agreement and in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Code (as defined below).

     WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

                                   ARTICLE I
                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     1.1 "Affiliate" shall mean any person directly or indirectly controlled by, controlling or under common control of any party to this Agreement.

     1.2 "Closing" shall mean the closing of the transactions contemplated in this Agreement.

     1.3 "Closing Consideration" shall mean the consideration to be paid to the Shareholders pro rata at the Closing, payable in 288,000 newly-issued GenStar Shares (as defined below).

     1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

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     1.5   "Company Common Stock" shall mean all of the issued and outstanding
Common Stock of the Company, $0.001 par value, all of which shares are held by the Shareholders as of the date hereof.

     1.6 "Company Financial Statements" shall mean the Company's audited balance sheet as of December 31, 1999, and the related audited statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999.

     1.7 "Contract" shall mean any existing written or oral contract, lease, policy, commitment, sales order, purchase order, indenture, mortgage, note, bond, instrument, license or other agreement.

     1.8 "Delaware Code" shall mean the Delaware General Corporation Law, as amended.

     1.9 "Effective Date" shall mean the date and time the Certificate of Merger (as defined below) is filed with the Delaware Secretary of State.

     1.10 "Employee Benefit Plan(s)" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA (as defined below) and any other plan, policy, program, practice or arrangement providing compensation or other benefits to any current or former officer or employee of the Company or any beneficiary or dependent thereof that is or was maintained by the Company.

     1.11 "Encumbrances" shall mean any mortgage, chattel mortgage, conditional sales Contract, pledge, liability, lien, charge, security interest, encumbrance, option, lease, license, easement or similar interest.

     1.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder.

     1.13 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

     1.14 "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

     1.15 "Intellectual Property" shall mean all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, mask works and all applications, registrations and renewals in connection therewith, trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data,

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designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), proprietary software, other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium).

     1.16 "Knowledge" shall mean that an individual will be deemed to have Knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter or a reasonably prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. The Company will be deemed to have Knowledge of a particular fact or other matter if any director or executive officer of the Company has, or at any time had, Knowledge of such fact or other matter. For purposes of this Agreement, Dr. Flossie Wong-Staal is the only director and executive officer of the Company.

     1.17 "Licenses" shall mean all material governmental licenses, permits, approvals and registrations necessary for the ownership of the Company properties and the conduct of its business as currently conducted.

     1.18 "Material Adverse Effect" shall mean any material adverse effect on the business, assets, properties, operations or condition (financial or otherwise) of the Company.

     1.19 "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or any other entity of whatever nature.

     1.20 "GenStar Common Stock" shall mean the shares of Common Stock of GenStar, $0.001 par value.

     1.21 "GenStar SEC Filings" shall mean GenStar's quarterly reports on Form 10-QSB for the quarters ended September 30, 1999, June 30, 1999 and March 31, 1999, and GenStar's annual report on Form 10-KSB for the fiscal year ended December 31, 1999.

     1.22 "GenStar Shares" shall mean the shares of GenStar Common Stock issuable as the Closing Consideration.

     1.23 "SEC" shall mean the United States Securities and Exchange Commission, or any successor entity.

     1.24  "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.25 "Shareholders" shall mean the shareholders of the Company set forth on Schedule 3.6.

     1.26 "Surviving Corporation" shall mean GenStar as the surviving corporation following the Merger.

     1.27 "Tax Return(s)" shall mean all federal, state, foreign, local and other tax returns, reports and statements heretofore required to be filed by the Company to which reference is

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being made or by any consolidated, combined or unitary group of which the
Company is or was a member.

                                  ARTICLE II
                                  THE MERGER

     2.1  Merger.  Subject to the terms and conditions hereof, the Merger
          ------
shall be consummated in accordance with the Delaware Code. At the Effective Date, subject to the terms and conditions of this Agreement and in accordance with the Delaware Code, the Company shall be merged with and into GenStar, which shall be the Surviving Corporation.

     2.2  Company Common Stock.  Each share of Company Common Stock issued and
          --------------------
outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the Shareholders, be cancelled and converted into the right to receive a ratable portion of the Closing Consideration upon surrender at the Closing of the certificates representing such shares. At the Effective Date, all rights in respect of such Company Common Stock shall cease to exist, other than the right to receive the Closing Consideration and all such shares shall be cancelled and retired. Until surrendered, each outstanding certificate which prior to the Effective Date represented issued and outstanding Company Common Stock shall be deemed for all corporate purposes to evidence the right to receive such amounts. Each share of Company Common Stock held in the Company's treasury immediately prior to the Effective Date shall, by virtue of the Merger, be cancelled and retired and cease to exist, without any conversion thereof.

     2.3  Shellwater Right.  At the Effective Date, the Shellwater Right (as
          ----------------
defined in Section 3.5) shall be automatically cancelled and converted into the right to receive 12,000 shares of GenStar Common Stock.

     2.4  GenStar Common Stock.  The outstanding shares of GenStar Common Stock
          --------------------
shall remain outstanding and are not affected by the Merger.

     2.5  Execution of Certificate of Merger.  At the Closing, the Company shall
          ----------------------------------
complete and execute the Certificate of Merger, substantially in the form attached hereto as Exhibit A and incorporated herein by this reference (the
                   ---------
"Certificate of Merger"), and counsel for GenStar shall cause the Certificate of Merger to be delivered to the Delaware Secretary of State for filing as provided in Section 252 of the Delaware Code. The parties hereto will also execute and deliver such other documents or certificates as may be required to effect the Merger.

     2.6  Effect of the Merger.  The Merger shall have the effect set forth in
          --------------------
Section 259 of the Delaware Code.

     2.7  Articles of Incorporation; Bylaws.  As of the Effective Date, the
          ---------------------------------
Certificate of Incorporation of GenStar shall be the Certificate of Incorporation of the Surviving Corporation, and the Bylaws of GenStar shall be the Bylaws of the Surviving Corporation.

     2.8  Directors.  The directors of GenStar as of the Effective Date shall be
          ---------
the directors of the Surviving Corporation and shall hold office from the Effective Date until their respective

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successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

     2.9  Officers.  The officers of GenStar as of the Effective Date shall be
          --------
the officers of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or otherwise provided by law.

     2.10 Closing.  The Closing of the transactions contemplated by this
          -------
Agreement shall take place at such time as may mutually be agreed to by the parties (the "Closing Date") by facsimile (with original signature pages to immediately follow by overnight courier), unless otherwise agreed by the parties.

     2.11 Closing Obligations of the Company.  At the Closing, the Company shall
          ----------------------------------
deliver or cause to be delivered to GenStar:

          (a) the original certificates representing the shares of Company Common Stock owned by the Shareholders, duly endorsed in blank (or accompanied by duly executed stock powers);

          (b)  the Certificate of Merger executed by the Company;

          (c) a certificate of the Secretary of the Company attesting to the incumbency of the officers executing the Agreement and the other agreements and certificates delivered by the Company at the Closing and certifying to the authenticity of the Certificate of Incorporation and Bylaws of the Company, each as amended;

          (d) written resolutions of the Shareholders and Board of Directors of the Company, authorizing by unanimous consent the execution, delivery and performance of this Agreement, certified by the Secretary of the Company (provided, however, that so long as a majority of the Shareholders have provided such authorization, the requirement that the Shareholders provide such authorization by unanimous consent may be waived in writing by the Company); and

          (e) resignation letters of each of the officers and directors of the Company dated effective as of the Closing.

     2.12 Closing Obligations of GenStar.  At the Closing, GenStar shall
          ------------------------------
deliver or cause to be delivered to the Company:

          (a)  the Closing Consideration;

          (b) a certificate of the Secretary of GenStar attesting to the incumbency of the officers executing the Agreement and the other agreements and certificates delivered by GenStar at the Closing;

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          (c)  written resolutions or minutes of the Board of Directors of
GenStar authorizing the execution, delivery and performance of this Agreement, certified by the Secretary of GenStar; and

          (d) the Registration Rights Agreement (defined in Section 5.4) executed by GenStar.

     2.13 Private Placement.  The GenStar Shares to be issued to the
          -----------------
Shareholders of the Company pursuant to this Agreement will be exempt from registration requirements of the Securities Act pursuant to the private placement exemption provided by Rule 505 and/or 506 of Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, and applicable state securities laws.

     2.14 Tax Consequences.  It is intended that the Merger shall constitute a
          ----------------
reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

     The Company represents and warrants to GenStar as follows, except as stated in the disclosure schedules provided by the Company to GenStar, which describe exceptions to the representations and warranties:

     3.1  Organization and Good Standing. The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses and to enter into, deliver and perform its obligations under and to consummate the transactions contemplated by this Agreement.

     3.2  Articles of Incorporation and Bylaws.  The Company has delivered to
          ------------------------------------
GenStar true, correct and complete copies of its Certificate of Incorporation and Bylaws together with all amendments to each through the date hereof, and such documents are in full force and effect.

     3.3  Corporate Minutes.  The Company has delivered to GenStar true, correct
          -----------------
and complete copies of its minute books, stock certificate books and corporate records, and such books and records reflect all issuances of equity and debt securities of the Company or rights to acquire any such securities, and contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and shareholders of the Company.

     3.4  Qualifications to do Business.  The Company is qualified to do
          -----------------------------
business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or financial condition of the Company.

     3.5  Capitalization.  As of the date of this Agreement, the only authorized
          --------------
capital stock of the Company consists of 5,000,000 shares of Company Common Stock, $0.001 par value, of

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which 96,000 shares are issued and outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to, nor were any issued in violation of, any preemptive rights. There are not and, as of the Closing, there will not be, any outstanding convertible securities of the Company or options, warrants, subscriptions, convertible debentures or other rights, commitments or any other similar agreements for the purchase of any securities of the Company, with the exception of the right of Shellwater & Co. to receive 4,000 shares of Company Common Stock (the "Shellwater Right"), pursuant to the License Agreement (as defined in Section 3.13). The Company and the Shareholders are not party to any voting trust agreements or other Contracts, agreements or arrangements restricting voting rights or transferability with respect to the issued and outstanding Company Common Stock.

     3.6  Ownership of Shares; No Change.  As of the date of this Agreement and
          ------------------------------
as of the Closing, Schedule 3.6 contains the name, address and share ownership
                   ------------
of all shareholders of the Company. The Shareholders own all of the issued and outstanding Company Common Stock. Each of the shares of Company Common Stock to be tendered by the Shareholders at the Closing is free and clear of any Encumbrance, and at the Closing, each of such shares of Company Common Stock will be free of any Encumbrance. Each of the Shareholders has full power and authority to convey good marketable title to the shares of Company Common Stock owned by him, her or it free and clear of any Encumbrances.

     3.7  Subsidiaries and Other Affiliates.  The Company does not have any
          ---------------------------------
subsidiaries and does not own, either directly or indirectly, any interest or investment, whether debt or equity (other than an interest as a creditor holding a trade account receivable), or any obligation, option or right to acquire any interest, direct or indirect, in any other corporation or other entity.

     3.8  Authority.  The Company has the necessary corporate power and
          ---------
authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by the unanimous written consent of each of the Board of Directors and Shareholders of the Company in accordance with applicable law. This Agreement has been duly and validly authorized, executed and delivered by the Company and this Agreement (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity). Neither the execution, delivery nor performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby, nor compliance by the Company or any of the Shareholders with the terms and provisions of this Agreement nor the Certificate of Merger will result in a violation or breach of any term or provision of the Certificate of Incorporation or Bylaws of the Company, each as amended, or of any material statute, rule or regulation applicable to the Company or its businesses, properties, assets or personnel, or conflict with or constitute a violation or breach of, or a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), nor give any party a right to accelerate the due date of any indebtedness or obligation under, any indenture, mortgage, deed of trust, Contract or agreement to which the Company is a party or to which its properties or assets

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are subject, or any instrument, judgment, decree, writ or other restriction to which the Company is a party or by which the Company or its businesses, properties, assets or personnel are bound. Except for filing the Certificate of Merger with the Delaware Secretary of State, the Company is not required to obtain the consent of any third party or to submit any notice, report or other filing with any federal, state or local governmental authority in connection with the execution or delivery or performance by the Company of this Agreement or the consummation of the transactions contemplated herein.

     3.9  Company Financial Statements.  The Company has delivered to GenStar
          ----------------------------
true, complete and correct copies of the Company Financial Statements. The Company Financial Statements present fairly the Company's financial position in accordance with GAAP, as of the dates indicated, and the results of its operations and changes in financial position for the periods therein specified (subject, in the case of unaudited interim financial statements, to normal year-end adjustments and provided that such unaudited interim financial statements do not contain footnotes in accordance with GAAP). Since the date of the Company Financial Statements (the "Balance Sheet Date"), there has been no material adverse change in the financial condition or results of operations of the Company that has resulted in a material adverse change in the businesses, assets, properties, operations or condition (financial or otherwise) of the Company.

     3.10 Undisclosed Liabilities.  Except for liabilities disclosed or provided
          -----------------------
for on the Company Financial Statement, liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, and liabilities set forth on Schedule 3.10, the Company does not have any direct
                             -------------
or indirect indebtedness, liability, losses or obligation, accrued, absolute or contingent required by GAAP to be set forth on a balance sheet.

     3.11 Absence of Certain Changes.  Except as set forth on Schedule 3.11 or
          --------------------------                          -------------
as provided for in this Agreement, since the Balance Sheet Date, the Company has conducted its business only in the ordinary course and consistent with prior practice.

     3.12 Real Property Matters.  The Company does not own or lease any real
          ---------------------
property.

     3.13 Intellectual Property.  Schedule 3.13 sets forth all Intellectual
          ---------------------   -------------
Property of the Company, other than goodwill, trade secrets and confidential business information. The Company is not in violation of, or infringing upon, any patent, trademark, service mark, trade name, copyright or franchise of any third party, and no claims have been asserted, nor is there any litigation pending or, to the Knowledge of the Company and the Shareholders, threatened claiming such infringement. The Company licenses certain patents and related technology from the Regents of the University of California pursuant to a License Agreement dated May 8, 2000 (the "License Agreement"). The Company has delivered to GenStar a correct and complete copy of the License Agreement (as amended to date). With respect to the License Agreement: (i) the License Agreement is legal, valid, binding, enforceable and in full force and effect against the Company; (ii) the License Agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company, nor to the Knowledge of the Company, the other party to the License Agreement is in breach or default, and to the Knowledge of the Company, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) neither the Company, nor to the

Knowledge of the Company, the other party to the License Agreement has repudiated any provision thereof; (v) with respect to the License Agreement, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license; (vi) to the Knowledge of the Company, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company is pending or, to the Knowledge of the Company, is threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and (viii) the Company has not granted any sublicense or similar right with respect to the License Agreement.

     3.14 Software.  The Company does not own any proprietary software marketed
          --------
or licensed to third parties.

     3.15 Tax Matters.  The Company has prepared and timely filed all Tax
          -----------
Returns, and has paid or accrued all taxes it is required to pay or accrue.

     3.16 Employees.  The Company has no employees or Employee Benefit Plan(s).
          ---------

     3.17 Insurance.  The Company has no insurance.
          ---------

     3.18 Non-Assignable Rights.  Neither the execution, delivery nor
          ---------------------
performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a breach or termination of, or prevent the Company from realizing the benefits otherwise obtainable by the Company under, any permits or property interests of the Company or any Contract, agreement, arrangement or commitment of the Company or
(ii) require the affirmative consent or approval of any third party.

     3.19 Investment Representations.  Each of the Shareholders is an
          --------------------------
"accredited investor" within the meaning of the Securities Act, or a donee of an "accredited investor." Each of the Shareholders is aware that the GenStar Shares issued pursuant to this Agreement have not been registered under the Securities Act or any applicable state securities laws, and that such GenStar Shares may not be offered or sold in the absence of registration under the Securities Act and any applicable state securities laws or an exemption from the registration requirements of the Securities Act and any applicable state securities laws, which shall be accompanied by an opinion of counsel to such selling Shareholder satisfactory to GenStar and its counsel that registration of such shares is not required. Each of the Shareholders will not transfer the GenStar Shares in violation of the provisions of any applicable federal or state securities laws. Each of the Shareholders is familiar with Rule 144 and Rule 145 promulgated by the SEC pursuant to the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each of the Shareholders understands that the offering and sale of the GenStar Shares is intended to be exempt from registration under the Securities Act, by virtue of the private placement exemption provided by Rule 505 and/or 506 of Regulation D promulgated under the Securities Act and/or
Section 4(2) of the Securities Act, based, in part, upon the representations, warranties and agreements contained in this Agreement, and GenStar may rely on such representations, warranties and agreements in connection therewith. Each of the Shareholders is acquiring the GenStar Shares for his, her or its own account and for investment, and not with a view to the distribution thereof or with any present intention of distributing or selling any of the GenStar Shares except in compliance with the Securities Act. Each of the Shareholders, by reason of his, her or its business and financial experience, has knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment. In evaluating the suitability of the acquisition of the GenStar Shares hereunder, each of the Shareholders has not relied upon any representations or other information (whether oral or written) other than as set forth in the GenStar SEC Filings or as contained herein.

     3.20 Broker's and Finder's Fees.  There are no broker's or finder's fees or
          --------------------------
obligations due to any Persons engaged by either the Company or the Shareholders or any of the Company's employees, officers or directors in connection with the transactions contemplated by this Agreement, except for the fees and expenses of its counsel and accountants.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                                  OF GENSTAR

     GenStar represents and warrants to the Company as follows, except as stated in the disclosure schedules provided by GenStar to the Company, which describe exceptions to the representations and warranties:

     4.1  Organization and Good Standing.  GenStar is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2  Authority.  GenStar has the necessary corporate power and corporate
          ---------
authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by GenStar have been duly authorized by the Board of Directors of GenStar in accordance with applicable law. This Agreement has been duly and validly authorized, executed and delivered by GenStar and this Agreement (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of GenStar, enforceable in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity). Neither the execution, delivery nor performance of this Agreement by GenStar, nor the consummation of the transactions contemplated hereby, nor compliance by GenStar with the terms and provisions of this Agreement or the Certificate of Merger will result in a violation or breach of any term or provision of the Certificate of Incorporation or Bylaws of GenStar, each as amended, or of any material statute, rule or regulation applicable to GenStar or its businesses, properties, assets or personnel, or conflict with or constitute a violation or breach of, or a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), nor give any party a right to accelerate the due date of any indebtedness or obligation under, any indenture, mortgage, deed of trust, Contract or agreement to which GenStar is a party or to which its properties or assets are subject, or any instrument, judgment, decree, writ or other restriction to which GenStar is a party or by which GenStar or its businesses, properties, assets or personnel are bound. Except for filing the Certificate of Merger with the Delaware Secretary of State, and for any federal or state securities filings that may be required in connection with the

Merger, GenStar is not required to obtain the consent of any third party or to submit any notice, report or other filing with any federal, state or local governmental authority in connection with the execution or delivery or performance by GenStar of this Agreement or the consummation of the transactions contemplated herein.

     4.3  GenStar Shares.  As of the Closing, the GenStar Shares will have been
          --------------
duly reserved for delivery pursuant to the terms of this Agreement and will, when so delivered and paid for, be duly authorized, validly issued, fully paid and nonassessable shares and will be free and clear of all Encumbrances imposed by or through GenStar.

     4.4  GenStar SEC Filings.  The GenStar SEC Filings have been duly filed,
          -------------------
were in compliance in all material respects with the requirements of their respective report forms, were complete and correct in all material respects as of the dates at which the information therein was furnished, and as of such date, contained no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of GenStar and the related notes and schedules included in the GenStar SEC Filings comply in all material respects with the requirements of the Exchange Act and present fairly the consolidated financial position in accordance with GAAP, as of the dates indicated, and the results of its operations and changes in financial position for the periods therein specified (subject, in the case of unaudited interim financial statements, to normal year-end adjustments, and provided that such unaudited interim financial statements do not contain footnotes in accordance with GAAP). Except as set forth on Schedule 4.4, since the date of the filing with the SEC of GenStar's
         ------------
most recent 10-KSB, there has been no material adverse change in the financial condition or results of operations of GenStar that has resulted in a material adverse change in the businesses, assets, properties, operations or condition (financial or otherwise) of GenStar. Notwithstanding the foregoing, GenStar makes no representations or warranties regarding its future financial condition, results of operations or stock price. GenStar's future financial condition, results of operations and stock price are subject to various risk factors and uncertainties, including without limitation those reflected in the GenStar SEC Filings.

     4.5  Broker's or Finder's Fees.  There are no broker's or finder's fees or
          -------------------------
obligations due to any Persons engaged by GenStar or any of its employees, officers or directors in connection with the transactions contemplated by this Agreement, except for fees and expenses of its counsel and accountants.

                                   ARTICLE V
                             POST-CLOSING COVENANTS

     The parties hereby agree as follows with respect to the period following the Closing:

     5.1  Further Assurances.  In case at any time after the Closing any
          ------------------
further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all the sole cost and expense of the requesting party.

     5.2  Scientific Advisory Board.  GenStar shall take all actions necessary
          -------------------------
to appoint Dr. Flossie Wong-Staal to its Scientific Advisory Board, with such duties and compensation as is provided by GenStar to other members of such advisory board.

     5.3  Restrictions on Transferability of GenStar Shares.  The certificates
          -------------------------------------------------
representing the GenStar Shares shall bear the following legend restricting transfer, and such other legends as may be required by any applicable state securities law:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

The GenStar Shares shall not be transferable in the absence of an effective registration statement under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. In the absence of an effective registration statement under the Securities Act, neither the GenStar Shares nor any interest therein shall be sold, transferred, assigned or otherwise disposed of, unless GenStar shall have previously received an opinion of counsel knowledgeable in federal securities law, in form and substance reasonably satisfactory to GenStar and accompanied by such supporting documents as GenStar may reasonably request, to the effect that registration under the Securities Act is not required in connection with such disposition. GenStar shall be entitled to give stop transfer instructions to its transfer agent with respect to the GenStar Shares in order to enforce the foregoing restrictions. Notwithstanding the foregoing, GenStar agrees that it shall not require an opinion of counsel in connection with Rule 144 transactions except in unusual circumstances. GenStar shall be obligated to reissue promptly unlegended certificates at the request of any Shareholder thereof if such stockholder shall have obtained an opinion of counsel reasonably acceptable to GenStar to the effect that the securities proposed to be disposed of may lawfully be disposed of without registration, qualification or legend.

     5.4  Registration Rights.  GenStar will provide the Shareholders with
          -------------------
registration rights with respect to the GenStar Shares issuable hereunder in accordance with the terms and conditions of that certain Registration Rights Agreement, substantially in the form attached hereto as Exhibit B and
                                                        ---------
incorporated herein by this reference (the "Registration Rights Agreement"); provided, however, that as more fully set forth in the Registration Rights
--------  -------
Agreement, as a condition precedent to exercise of such registration rights, each Shareholder shall be required to execute a "lockup" agreement providing that such Shareholder's GenStar Shares shall not be offered or sold for a period of six (6) months after the effective date of the registration statement pertaining to such GenStar Shares. At such time as a registration statement for the GenStar Shares has been declared effective in accordance with the terms and conditions of the Registration Rights Agreement, the provisions of Section 5.3 above shall cease to apply to the GenStar Shares.

                             ARTICLE VI
                               GENERAL

     6.1  Survival of Representations and Warranties.  The representations,
          ------------------------------------------
warranties and covenants of the Company and GenStar contained in this Agreement shall not survive the Closing.

     6.2  Amendments.  Subject to applicable law, this Agreement, the
          ----------
Certificate of Merger and any exhibit attached hereto or thereto may be amended by the parties hereto at any time prior to the Effective Date; provided, however, that any such amendment must be in writing and executed by all parties hereto.

     6.3  Assignment.  The rights under this Agreement shall not be assignable
          ----------
nor the duties delegable by any party without the written consent of the other parties and nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless so stated to the contrary.

     6.4  Notices.  All notices, requests, demands and other communications
          -------
hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by facsimile transmission, or when mailed, by United States certified or registered mail, prepaid, to the parties or their assignees at the following addresses or facsimile numbers (or at such other address as shall be given in writing by any party):

     If to GenStar:                 10835 Altman Row, Suite 150
                                    San Diego, California 92121
                                    Facsimile:  (858) 450-5949
                                    Attn:  Robert E. Sobol, M.D.


     with a required copy to:       Luce, Forward, Hamilton & Scripps LLP
                                    600 W. Broadway, Suite 2600
                                    San Diego, California 92101
                                    Facsimile:  (619) 645-5322
                                    Attn:  Dennis J. Doucette, Esq.


     If to the Company:             c/o Brobeck, Phleger & Harrison LLP
                                    Attention:  Craig Andrews, Esq.
                                    12390 El Camino Real
                                    San Diego, California 92130
                                    Facsimile:  (858) 720-2555

     6.5  Entire Agreement.  This Agreement, the Certificate of Merger and the
          ----------------
Registration Rights Agreement (including all exhibits and schedules attached hereto and all documents delivered as provided for herein) contain the entire agreement among the parties hereto with respect to the subject matter hereof and the transactions contemplated hereby and supersedes all prior negotiations, discussions, agreements and undertakings, both written and oral, among the parties hereto, with respect to the subject matter hereof.

     6.6  Counterparts; Facsimile.  This Agreement may be executed in one or
          -----------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile (with originals to follow by United States mail), and such facsimile shall be conclusive evidence of the consent and ratification of the signatories hereto.

     6.7  Governing Law.  This Agreement shall be construed by and enforced in
          -------------
accordance with the laws of the State of California without giving effect to the principles of the conflicts of laws.

     6.8  Payment of Expenses and Liabilities.  If the Merger is not
          -----------------------------------
consummated, each of the Company and GenStar will pay its respective costs and expenses (including fees and expenses of legal counsel, accountants and financial advisors) incurred in connection with the transactions contemplated by this Agreement. If the Merger is consummated, all outstanding liabilities of the Company, including the costs and expenses incurred by the Company in connection with the transactions contemplated hereby, will be paid by GenStar at the Closing, provided that GenStar will not be responsible for such outstanding liabilities to the extent they exceed $25,000 (excluding obligations owed under the License Agreement) without the prior written consent of GenStar, in its sole and absolute discretion.

     6.9  Recovery of Attorneys Fees and Costs.  If any legal action or
          ------------------------------------
arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                        GenStar Therapeutics Corporation



                        /S/ ROBERT E. SOBOL
                        -------------------------------------
                        By:  Robert E. Sobol, M.D., President


                        THE COMPANY:

                        Allegro Cell Systems, Inc.


                        /S/ FLOSSIE WONG-STAAL
                        ----------------------------------------
                        By:  Flossie Wong-Staal, M.D., President

                                   EXHIBIT A
                                   ---------

                             CERTIFICATE OF MERGER
                             ---------------------





                                  Exhibit A-1

                                   EXHIBIT B
                                   ---------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------



                                  Exhibit B-1